UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2016

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 2, 2016, Trinity Industries, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders at which the Company's stockholders voted on the following three proposals, and cast their votes as described below.

Proposal 1 - Election of Directors

The stockholders elected eleven (11) directors for a one year term, as follows:

Nominee	For	Withheld	Broker Non-Votes
John L. Adams	95,123,027	2,676,680	31,495,102
Rhys J. Best	95,409,397	2,390,310	31,495,102
David W. Biegler	95,125,141	2,674,566	31,495,102
Antonio Carrillo	93,806,797	3,992,910	31,495,102
Leldon E. Echols	93,883,060	3,916,647	31,495,102
Ronald J. Gafford	94,921,342	2,878,365	31,495,102
Adrian Lajous	96,836,087	963,620	31,495,102
Charles W. Matthews	87,786,774	10,012,933	31,495,102
Douglas L. Rock	96,760,642	1,039,065	31,495,102
Dunia A. Shive	96,911,139	888,568	31,495,102
Timothy R. Wallace	94,478,643	3,321,064	31,495,102

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement dated April 1, 2016, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto, by the following vote:

For	Against	Abstentions	Broker Non-Votes
94,172,421	3,024,651	602,635	31,495,102

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm for the Year Ending December 31, 2016

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, by the following vote:

For	Against	Abstentions
127,633,390	1,139,914	521,505

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 3, 2016	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer